Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 www.mastec.com

For Immediate Release

MasTec Announces Third Quarter 2023 Financial Results and Updates Guidance for the Year

Coral Gables, FL (October 31, 2023) — MasTec, Inc. (NYSE: MTZ) today announced 2023 third quarter financial results and updated its full year 2023 guidance expectations. Management has elected to accelerate the timing of its third quarter earnings call now scheduled for Wednesday, November 1st, 2023 at 8:00 AM Eastern Time.

Third Quarter 2023 results are as follows:

•	Record Revenue of $3.26 billion

•	GAAP Net Income of $15 million

•	Adjusted Net Income of $76 million

•	Adjusted EBITDA of $271 million

•	GAAP Diluted earnings per share of $0.18

•	Adjusted diluted earnings per share of $0.95

•	Cash flow provided by operating activities of $294 million

•	Net debt reduction of $213 million

•	Liquidity of ~$1.16 billion as of September 30, 2023

MasTec’s third quarter 2023 results were impacted by continued delays on certain Clean Energy and Infrastructure segment project start dates. Margins in this segment remain pressured by the costs to maintain resources for the anticipated ramp in activity. MasTec also expects a lower level of this segment’s activity in the fourth quarter of 2023, further impacted by the recent announcement by Li-Cycle Holdings Corp., indicating a pause in construction on their Rochester Hub project for which MasTec was providing construction management services on a cost-plus basis. Over the course of 2023 clean energy projects have been delayed due to various factors, including interconnect agreement lead times, supply chain issues, permitting delays and tax equity funding uncertainty. The market and MasTec’s visibility on project timing are improving, as evidenced by approximately $500 million of new contract awards in the segment since the end of the third quarter. MasTec expects significant backlog growth by yearend as projects continue to move towards full notice to proceed.

MasTec’s Oil and Gas segment had a slower than anticipated ramp in construction of the Mountain Valley Pipeline project, as hiring the approximately 3,700 crew members took longer than initial estimates while the project faced ongoing legal challenges in the third quarter. All project activity planned for the fourth quarter is now progressing as scheduled and the Company’s full year $2 billion segment revenue outlook remains intact. MasTec now expects to complete the project in the first half of 2024.

Lastly, the Company experienced lower than anticipated revenue in its Communications and Power Delivery segments due to certain customers’ deferral of previously planned activity. These delays were driven by higher financing costs and annual budgetary limitations. MasTec expects the reduced activity to continue through the fourth quarter until annual budget cycles are replenished. Both segments have seen significant awards in the fourth quarter, over $300 million dollars respectively, comprised of territory expansion, new services or new customers, that will flow into backlog at yearend.

In light of these developments, MasTec is also updating its full year guidance. The Company now expects:

•	Revenue of approximately $12 billion

•	GAAP Net Loss of approximately $61 million

•	Adjusted Net Income of approximately $140 million

•	Adjusted EBITDA of approximately $850 million

•	GAAP Diluted loss per share of approximately $0.83

•	Adjusted diluted earnings per share of approximately $1.75

•	Cash flow provided by operating activities of approximately $500 million for the second half of 2023 and $400 million for the full year

Jose Mas, MasTec’s Chief Executive Officer, commented, “While we are disappointed in our anticipated performance for the second half of 2023, we believe our revised full year guidance fully captures the remaining near-term risks in our business, including the operational challenges IEA has experienced this year. We are keenly focused on providing a clear picture to investors, both near and longer term.”

Mr. Mas continued, “Despite our challenges and the headwinds we’ve faced in 2023, we continue to expect strong, although delayed, demand for our services. Our stated awards post third quarter and expected contract signings through yearend position us to confidently expect mid to high single digit revenue growth in 2024 with modest EBITDA margin expansion. This expectation assumes some continuation of the current economic environment challenges. Our long-term outlook for our business is unchanged and we will work hard to regain the confidence of our stakeholders.”

Paul DiMarco, MasTec’s Executive Vice President and Chief Financial Officer, noted, “Despite the underperformance in our third quarter, we did make progress in cash flow generation, with $294 million dollars of cash flow from operations in the quarter, resulting in net debt reduction of $213 million. We expect this trend to continue in the fourth quarter with net debt reduction slightly lower than the third quarter. While the revised earnings outlook will prevent us from reaching our 2.5x net debt leverage goal by the end of this year, we believe the path to that level is achievable in 2024 with the reasonably obtained 2024 outlook laid out by Jose. We remain very confident in the long-term outlook for our end markets and remain committed to operate the business below 2.5x net debt leverage in support of our investment grade rating.”

Adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and net debt, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Management plans to provide more information on its third quarter earnings call, scheduled for Wednesday, November 1, 2023 at 8:00 AM Eastern Time. The call-in number for the live conference call is (856) 344-9221 or (888) 394-8218, with a confirmation code of 2698200. Additionally, the call will be broadcast live over the Internet and can be accessed, along with any presentation materials, and replayed for 30 days through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended September 30, 2023 and 2022:

Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$3,257,077	$2,513,484	$8,715,851	$6,769,677
Costs of revenue, excluding depreciation and amortization	2,857,118	2,187,835	7,701,392	5,949,262
Depreciation	115,033	91,291	325,318	263,487
Amortization of intangible assets	42,266	27,979	126,252	81,242
General and administrative expenses	180,640	125,068	520,709	404,243
Interest expense, net	62,556	26,885	174,664	62,313
Equity in earnings of unconsolidated affiliates, net	(6,787)	(6,059)	(23,434)	(19,423)
Other (income) expense, net	(16,623)	174	(26,332)	(1,897)

Income (loss) before income taxes	$22,874	$60,311	$(82,718)	$30,450
(Provision for) benefit from income taxes	(7,569)	(11,089)	34,231	68

Net income (loss)	$15,305	$49,222	$(48,487)	$30,518

Net income attributable to non-controlling interests	1,009	326	2,215	388

Net income (loss) attributable to MasTec, Inc.	$14,296	$48,896	$(50,702)	$30,130

Earnings (loss) per share:
Basic earnings (loss) per share	$0.18	$0.66	$(0.65)	$0.41

Basic weighted average common shares outstanding	77,640	73,936	77,418	74,386

Diluted earnings (loss) per share	$0.18	$0.65	$(0.65)	$0.38

Diluted weighted average common shares outstanding	78,455	75,073	77,418	75,576

Consolidated Balance Sheets

(unaudited - in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets	$4,038,533	$3,859,127
Property and equipment, net	1,729,840	1,754,101
Operating lease right-of-use assets	403,070	279,534
Goodwill, net	2,118,866	2,045,041
Other intangible assets, net	821,329	946,299
Other long-term assets	418,089	409,157

Total assets	$9,529,727	$9,293,259

Liabilities and Equity
Current liabilities	$2,811,293	$2,496,037
Long-term debt, including finance leases	3,029,939	3,052,193
Long-term operating lease liabilities	279,302	194,050
Deferred income taxes	455,009	571,401
Other long-term liabilities	240,463	238,391
Total equity	2,713,721	2,741,187

Total liabilities and equity	$9,529,727	$9,293,259

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	For the Nine Months Ended September 30,
	2023	2022
Net cash provided by operating activities	$196,572	$118,671
Net cash used in investing activities	(171,683)	(241,694)
Net cash used in financing activities	(181,587)	(139,478)
Effect of currency translation on cash	280	(2,559)

Net decrease in cash and cash equivalents	(156,418)	(265,060)

Cash and cash equivalents - beginning of period	$370,592	$360,736

Cash and cash equivalents - end of period	$214,174	$95,676

Backlog by Reportable Segment (unaudited - in millions)	September 30, 2023	June 30, 2023	September 30, 2022
Communications	$5,299	$5,420	$5,024
Clean Energy and Infrastructure	3,073	3,324	1,933
Oil and Gas	1,681	2,042	1,513
Power Delivery	2,437	2,656	2,757
Other	—	—	—

Estimated 18-month backlog	$12,490	$13,442	$11,227

Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Segment Information	2023	2022	2023	2022
Revenue by Reportable Segment
Communications	$824.4	$888.9	$2,499.6	$2,375.1
Clean Energy and Infrastructure	1,099.9	563.2	2,894.5	1,493.5
Oil and Gas	672.3	375.8	1,270.6	927.9
Power Delivery	665.0	688.4	2,077.1	1,985.4
Other	—	—	—	—
Eliminations	(4.5)	(2.8)	(25.9)	(12.2)

Consolidated revenue	$3,257.1	$2,513.5	$8,715.9	$6,769.7

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA by Segment
EBITDA	$242.7	$206.5	$543.5	$437.5
Non-cash stock-based compensation expense (a)	7.2	5.7	24.3	18.9
Acquisition and integration costs (b)	21.1	33.3	60.9	59.4
Losses on fair value of investment (a)	—	0.1	0.2	7.2
Bargain purchase gain (a)	—	—	—	(0.2)

Adjusted EBITDA	$271.1	$245.6	$629.0	$522.8

Segment:
Communications	$78.2	$110.4	$234.0	$236.9
Clean Energy and Infrastructure	57.6	24.6	117.8	30.2
Oil and Gas	97.3	50.3	188.9	137.9
Power Delivery	57.0	83.5	163.5	185.1
Other	4.4	5.6	18.2	20.0

Segment Total	294.5	274.4	722.4	610.1
Corporate	(23.4)	(28.8)	(93.4)	(87.3)

Adjusted EBITDA	$271.1	$245.6	$629.0	$522.8

(a)

Non-cash stock-based compensation expense, losses on the fair value of our investment in American Virtual Cloud Technologies, Inc. (“AVCT”) and the bargain purchase gain from a fourth quarter 2021 acquisition are included within Corporate results.

(b)

For the three month period ended September 30, 2023, Communications, Clean Energy and Infrastructure and Power Delivery EBITDA included $4.8 million, $15.3 million and $0.5 million, respectively, of acquisition and integration costs related to our recent acquisitions, and Corporate EBITDA included $0.5 million of such costs, and for the nine month period ended September 30, 2023, $18.3 million, $36.9 million, $2.5 million and $3.2 million of such costs were included in EBITDA of the segments and Corporate, respectively. For the three month period ended September 30, 2022, Communications, Oil and Gas, Power Delivery and Corporate EBITDA included $0.5 million, $1.1 million, $20.4 million and $11.2 million of such acquisition and integration costs, respectively, and for the nine month period ended September 30, 2022, $2.4 million, $4.5 million, $34.5 million, and $18.0 million of such costs were included in EBITDA of the segments and Corporate, respectively.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA Margin by Segment
EBITDA Margin	7.5%	8.2%	6.2%	6.5%
Non-cash stock-based compensation expense (a)	0.2%	0.2%	0.3%	0.3%
Acquisition and integration costs (b)	0.6%	1.3%	0.7%	0.9%
Losses on fair value of investment (a)	—%	0.0%	0.0%	0.1%
Bargain purchase gain (a)	—%	—%	—%	(0.0)%

Adjusted EBITDA margin	8.3%	9.8%	7.2%	7.7%

Segment:
Communications	9.5%	12.4%	9.4%	10.0%
Clean Energy and Infrastructure	5.2%	4.4%	4.1%	2.0%
Oil and Gas	14.5%	13.4%	14.9%	14.9%
Power Delivery	8.6%	12.1%	7.9%	9.3%
Other	NM	NM	NM	NM

Segment Total	9.0%	10.9%	8.3%	9.0%
Corporate	—	—	—	—

Adjusted EBITDA margin	8.3%	9.8%	7.2%	7.7%

NM - Percentage is not meaningful

(a)

Non-cash stock-based compensation expense, losses on the fair value of our investment in AVCT and the bargain purchase gain from a fourth quarter 2021 acquisition are included within Corporate results.

(b)

For the three month period ended September 30, 2023, Communications, Clean Energy and Infrastructure and Power Delivery EBITDA included $4.8 million, $15.3 million and $0.5 million, respectively, of acquisition and integration costs related to our recent acquisitions, and Corporate EBITDA included $0.5 million of such costs, and for the nine month period ended September 30, 2023, $18.3 million, $36.9 million, $2.5 million and $3.2 million of such costs were included in EBITDA of the segments and Corporate, respectively. For the three month period ended September 30, 2022, Communications, Oil and Gas, Power Delivery and Corporate EBITDA included $0.5 million, $1.1 million, $20.4 million and $11.2 million of such acquisition and integration costs, respectively, and for the nine month period ended September 30, 2022, $2.4 million, $4.5 million, $34.5 million, and $18.0 million of such costs were included in EBITDA of the segments and Corporate, respectively.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$15.3	$49.2	$(48.5)	$30.5
Interest expense, net	62.6	26.9	174.7	62.3
Provision for (benefit from) income taxes	7.6	11.1	(34.2)	(0.1)
Depreciation	115.0	91.3	325.3	263.5
Amortization of intangible assets	42.3	28.0	126.3	81.2

EBITDA	$242.7	$206.5	$543.5	$437.5

Non-cash stock-based compensation expense	7.2	5.7	24.3	18.9
Acquisition and integration costs	21.1	33.3	60.9	59.4
Losses on fair value of investment	—	0.1	0.2	7.2
Bargain purchase gain	—	—	—	(0.2)

Adjusted EBITDA	$271.1	$245.6	$629.0	$522.8

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	0.5%	2.0%	(0.6)%	0.5%
Interest expense, net	1.9%	1.1%	2.0%	0.9%
Provision for (benefit from) income taxes	0.2%	0.4%	(0.4)%	(0.0)%
Depreciation	3.5%	3.6%	3.7%	3.9%
Amortization of intangible assets	1.3%	1.1%	1.4%	1.2%

EBITDA margin	7.5%	8.2%	6.2%	6.5%

Non-cash stock-based compensation expense	0.2%	0.2%	0.3%	0.3%
Acquisition and integration costs	0.6%	1.3%	0.7%	0.9%
Losses on fair value of investment	—%	0.0%	0.0%	0.1%
Bargain purchase gain	—%	—%	—%	(0.0)%

Adjusted EBITDA margin	8.3%	9.8%	7.2%	7.7%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted Net Income Reconciliation
Net income (loss)	$15.3	$49.2	$(48.5)	$30.5
Non-cash stock-based compensation expense	7.2	5.7	24.3	18.9
Amortization of intangible assets	42.3	28.0	126.3	81.2
Acquisition and integration costs	21.1	33.3	60.9	59.4
Losses on fair value of investment	—	0.1	0.2	7.2
Bargain purchase gain	—	—	—	(0.2)
Income tax effect of adjustments (a)	(10.0)	(15.5)	(58.6)	(42.2)

Adjusted net income	$75.9	$100.8	$104.7	$154.8

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings (loss) per share	$0.18	$0.65	$(0.65)	$0.38
Non-cash stock-based compensation expense	0.09	0.08	0.31	0.25
Amortization of intangible assets	0.54	0.37	1.61	1.07
Acquisition and integration costs	0.27	0.44	0.78	0.79
Losses on fair value of investment	—	0.00	0.00	0.10
Bargain purchase gain	—	—	—	(0.00)
Income tax effect of adjustments (a)	(0.13)	(0.21)	(0.75)	(0.56)

Adjusted diluted earnings per share	$0.95	$1.34	$1.31	$2.02

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

Calculation of Net Debt	September 30, 2023	June 30, 2023
Current portion of long-term debt, including finance leases	$175.3	$169.3
Long-term debt, including finance leases	3,029.9	3,154.6

Total Debt	$3,205.2	$3,323.9
Less: cash and cash equivalents	(214.2)	(119.9)

Net Debt	$2,991.0	$3,204.0

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Three Months Ended December 31, 2023 Est.	For the Three Months Ended December 31, 2022
EBITDA and Adjusted EBITDA Reconciliation
Net (loss) income	$(13)	$3.4
Interest expense, net	61	49.9
(Benefit from) provision for income taxes	(4)	9.2
Depreciation	117	107.8
Amortization of intangible assets	42	54.7

EBITDA	$203	$225.0

Non-cash stock-based compensation expense	8	8.6
Acquisition and integration costs	10	26.6
Losses on fair value of investment	—	0.4
Project results from non-controlled joint venture	—	(2.8)

Adjusted EBITDA	$221	$257.9

	Guidance for the Three Months Ended December 31, 2023 Est.	For the Three Months Ended December 31, 2022
EBITDA and Adjusted EBITDA Margin Reconciliation
Net (loss) income	(0.4)%	0.1%
Interest expense, net	1.8%	1.7%
(Benefit from) provision for income taxes	(0.1)%	0.3%
Depreciation	3.6%	3.6%
Amortization of intangible assets	1.3%	1.8%

EBITDA margin	6.2%	7.5%

Non-cash stock-based compensation expense	0.2%	0.3%
Acquisition and integration costs	0.3%	0.9%
Losses on fair value of investment	—%	0.0%
Project results from non-controlled joint venture	—%	(0.1)%

Adjusted EBITDA margin	6.7%	8.6%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Three Months Ended December 31, 2023 Est.	For the Three Months Ended December 31, 2022
Adjusted Net Income Reconciliation
Net (loss) income	$(13)	$3.4
Non-cash stock-based compensation expense	8	8.6
Amortization of intangible assets	42	54.7
Acquisition and integration costs	10	26.6
Losses on fair value of investment	—	0.4
Project results from non-controlled joint venture	—	(2.8)
Income tax effect of adjustments (a)	(12)	(16.4)
Statutory tax rate effects (b)	—	5.5

Adjusted net income	$35	$80.0

	Guidance for the Three Months Ended December 31, 2023 Est.	For the Three Months Ended December 31, 2022
Adjusted Diluted Earnings per Share Reconciliation
Diluted (loss) earnings per share	$(0.17)	$0.04
Non-cash stock-based compensation expense	0.10	0.11
Amortization of intangible assets	0.54	0.70
Acquisition and integration costs	0.13	0.34
Losses on fair value of investment	—	0.01
Project results from non-controlled joint venture	—	(0.04)
Income tax effect of adjustments (a)	(0.16)	(0.21)
Statutory tax rate effects (b)	—	0.07

Adjusted diluted earnings per share	$0.44	$1.03

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

(b)	For the quarter ended December 31, 2022, includes the effect of changes in state tax rates.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
EBITDA and Adjusted EBITDA Reconciliation
Net (loss) income	$(61)	$33.9	$330.7
Interest expense, net	235	112.3	53.4
(Benefit from) provision for income taxes	(38)	9.2	99.3
Depreciation	442	371.2	345.6
Amortization of intangible assets	169	135.9	77.2

EBITDA	$747	$662.5	$906.3

Non-cash stock-based compensation expense	32	27.4	24.8
Acquisition and integration costs	71	86.0	3.6
Losses on fair value of investment	0	7.7	7.8
Bargain purchase gain	—	(0.2)	(3.5)
Project results from non-controlled joint venture	—	(2.8)	—

Adjusted EBITDA	$850	$780.6	$939.1

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
EBITDA and Adjusted EBITDA Margin Reconciliation
Net (loss) income	(0.5)%	0.3%	4.2%
Interest expense, net	2.0%	1.1%	0.7%
(Benefit from) provision for income taxes	(0.3)%	0.1%	1.2%
Depreciation	3.7%	3.8%	4.3%
Amortization of intangible assets	1.4%	1.4%	1.0%

EBITDA margin	6.2%	6.8%	11.4%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Acquisition and integration costs	0.6%	0.9%	0.0%
Losses on fair value of investment	0.0%	0.1%	0.1%
Bargain purchase gain	—%	(0.0)%	(0.0)%
Project results from non-controlled joint venture	—%	(0.0)%	—%

Adjusted EBITDA margin	7.1%	8.0%	11.8%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Adjusted Net Income Reconciliation
Net (loss) income	$(61)	$33.9	$330.7
Non-cash stock-based compensation expense	32	27.4	24.8
Amortization of intangible assets	169	135.9	77.2
Acquisition and integration costs	71	86.0	3.6
Losses on fair value of investment	0	7.7	7.8
Bargain purchase gain	—	(0.2)	(3.5)
Project results from non-controlled joint venture	—	(2.8)	—
Income tax effect of adjustments (a)	(71)	(58.6)	(27.4)
Statutory tax rate effects (b)	—	5.5	6.7

Adjusted net income	$140	$234.8	$420.0

	Guidance for the Year Ended December 31, 2023 Est.	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Adjusted Diluted Earnings per Share Reconciliation
Diluted (loss) earnings per share	$(0.83)	$0.42	$4.45
Non-cash stock-based compensation expense	0.41	0.36	0.34
Amortization of intangible assets	2.15	1.78	1.04
Acquisition and integration costs	0.90	1.13	0.05
Losses on fair value of investment	0.00	0.10	0.11
Bargain purchase gain	—	(0.00)	(0.05)
Project results from non-controlled joint venture	—	(0.04)	—
Income tax effect of adjustments (a)	(0.90)	(0.77)	(0.37)
Statutory tax rate effects (b)	—	0.07	0.09

Adjusted diluted earnings per share	$1.75	$3.05	$5.65

(a)

Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

(b)	For the years ended December 31, 2022 and 2021, includes the effect of changes in state tax rates.

The tables may contain slight summation differences due to rounding.

MasTec uses EBITDA and Adjusted EBITDA, as well as Adjusted Net Income, Adjusted Diluted Earnings Per Share and net debt, to evaluate our performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of its core operating results, as well as items that can vary widely across different industries or among companies within the same industry. MasTec believes that these adjusted measures provide a baseline for analyzing trends in its underlying business. MasTec believes that these non-U.S. GAAP financial measures provide meaningful information and help investors understand its financial results and assess its prospects for future performance. Because non-U.S. GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-U.S. GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share or total debt, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. MasTec believes these non-U.S. GAAP financial measures, when viewed together with its U.S. GAAP results and related reconciliations, provide a more complete understanding of its business. Investors are strongly encouraged to review the company’s consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: power delivery services, including transmission, distribution, environmental planning and compliance, wireless, wireline/fiber and customer fulfillment activities; power generation, primarily from clean energy and renewable sources; pipeline infrastructure, including natural gas, carbon capture sequestration, water and pipeline integrity services, heavy civil, industrial infrastructure, including roads, bridges and rail, and environmental remediation services. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec’s costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: market conditions, including levels of inflation, rising interest rates or supply chain issues, technological developments, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries and the effects on markets, energy prices and our customers resulting from geo-political events such as the military conflicts in Ukraine and Israel; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including the potential adverse effects of potential recessionary concerns, inflationary issues, supply chain disruptions and higher interest rates, the availability and cost of financing, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on our customers’ expenditure levels caused by fluctuations in commodity prices, including for fuel and energy sources, and/or fluctuations in materials, labor, supplies, equipment and other costs, or supply-related issues that affect availability or cause delays for such items; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; risks related to completed or potential acquisitions, such as IEA, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; the effect of state and federal regulatory initiatives, including risks related to the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; any exposure resulting from system or information technology interruptions or data security breaches; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as purchase consideration in connection with past or future acquisitions, or as consideration for earn-out obligations or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks associated with material weaknesses in our internal control over financial reporting and our ability to remediate such weaknesses; a small number of our existing shareholders have the ability to influence major corporate decisions, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.